                                                                    Exhibit 15.1



August 9, 1999



The Board of Directors
United Stationers Inc.

We are aware of the incorporation by reference in the Registration Statement on Form S-8 of United Stationers Inc. for the registration of 8,200,000 shares of its common stock of our report dated July 20, 1999 relating to the unaudited condensed consolidated interim financial statements of United Stationers Inc. which are included in its Form 10-Q for the quarter ended June 30, 1999.


                                                 /s/ Ernst & Young LLP